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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-108784) of Western Wireless Corporation of our report dated February 25, 2003 relating to the financial statements and financial statement schedules, which appears in Western Wireless Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
September 25, 2003